Exhibit 99

News Release
CACI International Inc - 1100 North Glebe Road - Arlington Virginia 22201

CACI Responds to Allegations in the Media About Its
Employees in Iraq and to Financial Community Interests

Arlington VA, May 5, 2004 -- CACI International Inc (NYSE: CAI) announced that its Chairman, President, and CEO Dr. J.P. (Jack) London issued the following statement in a conference call to the investment community earlier today:

"First, I want to share our expression of disappointment, outrage and disgust on behalf of all of the employees at CACI regarding the allegations of abuse at the Abu Ghraib prison.

In being responsive to our investors and the public, two of the biggest challenges we're facing are the lack of information that has been provided from the US Government to our company in these matters and the fact that we are dealing with significant amounts of classified information. We are also dealing with the security and safety of CACI people in the theater at-large. We have received no information from the Department of Defense and the US Government on this matter.

The information that we have been getting comes from the news media. They are, in turn, quoting from a leaked classified document. We have also formally requested a copy of the Taguba report that was reported and discussed in the article in The New Yorker magazine. We are intending to follow up with our own investigations as previously indicated. That report, however, remains a classified document. It has not been declassified and has not been provided to us despite the fact that we've requested it. It is also true that the report has been published widely, is on the Internet and is available otherwise. We have taken advantage of that fact and have become familiar with the document, and have read it in detail. We know what is in the report even though it has not been provided to us in a formal way.

The fact remains that we are simply not able to confirm in any fashion that any CACI employee was involved in prisoner abuse at Abu Ghraib prison, notwithstanding allegations reported through the media. Because of our relationship as a contractor for the Department of Defense, we must rely on formal communications from the department in this matter in terms of our work activity, the scope of work, the continuation of work, and the quality of our performance. We have no reports of any adverse nature.

At present, all CACI employees continue to work on site providing the contracted for services to our clients in that location and around the world.

CACI does not condone or tolerate or endorse in any fashion any illegal, inappropriate behavior on the part of any of its employees in any circumstance at any time anywhere. If, regrettably, any CACI employee was involved in any way at any time in any of the alleged behavior that occurred in Iraq and has been reported in the media and elsewhere, for those employees I will certainly personally take immediate, appropriate action. We will be relentless in identifying and punishing any improper behavior that damages this company's image and reputation, which is significant in our marketplace, or impugns the reputation of any of its hard-working, honorable employees. If there is illegal behavior on the part of any employee, it is not indicative of the mode of operation of this corporation or of the patriotic service of thousands of CACI's honorable, hardworking people diligently pursuing their assignments.

I must report that we have not received any information to stop any of our work, to terminate or suspend any of our employees, or otherwise show cause for any inability to perform in any fashion regarding the alleged, discussed and repeated issues in the press. We are eager to find out as soon as possible what has happened, and we have taken steps to inquire.

Furthermore, CACI employees have volunteered and were interviewed at the beginning of the investigations months ago. As a result of some of these alleged activities, we have launched our own independent investigation, supported by competent, outside legal counsel. And our Board of Directors has been informed. If we are asked to participate in any investigations by the US Government, you must be assured that we will fully cooperate.

Meanwhile, CACI continues to support the Army's mission in Iraq and around the world, as well as our other military service clients. There has been no immediate economic impact on CACI as a result of any of these allegations in terms of contracts or ongoing business in any form whatsoever. We are still aggressively recruiting to fill urgent and important assignments and requirements on our contracts based throughout the world. To date we have received no communication from the Defense Department concerning termination of any contracts, any delivery orders, any activities, any where in the world. And we do not expect any.

CACI employees are supporting our efforts in Iraq, and they provide valuable skill augmentations in important critical areas in support of the US military's wartime mission activities in this critical combat zone. As I have said many times before, the government is shorthanded in some of these critical skill set areas, and relies on qualified contractors to provide a wide variety of competent, professional services related to the global war on terrorism. We have been proud to support those initiatives and requirements. The people we have recruited have been competent and capable. Their credentials meet the professional expectations of the assignments to which they are dedicated. CACI people in Iraq meet or exceed those qualifications in all cases.

The fact is that the majority of our work is providing information technology and technology solutions to the US government. The interrogation services fit within the portfolio of our service offerings within the intelligence community that includes equipment sensing devices, communications needs and requirements, maintenance and training, as well as data collection, evaluation, analysis, product development, and decision support tools. Interrogation services are simply one small element of that portfolio broadly categorized as data collection. They are much less than one percent of our entire business base. Our work throughout the intelligence community spans many of these other areas as I have indicated. This support is from the tactical level all the way to the national and strategic level.

We are all appalled by the reported actions of a few--and actually grieved--when so many professional and patriotic Americans are sacrificing so much to defend our country against terror and to support the freedom of Iraq."

About CACI

CACI International Inc provides the IT and network solutions needed to prevail in today's new era of defense, intelligence, and e-government. From systems integration and managed network solutions to knowledge management, engineering, simulation, and information assurance, we deliver the IT applications and infrastructures our federal customers use to improve communications and collaboration, secure the integrity of information systems and networks, enhance data collection and analysis, and increase efficiency and mission effectiveness. Our solutions lead the transformation of defense and intelligence, assure homeland security, enhance decision-making, and help government to work smarter, faster, and more responsively. CACI, a member of the Russell 2000 and S&P SmallCap 600 indices, provides dynamic careers for approximately 9,400 employees working in over 100 offices in the U.S. and Europe. CACI is the IT provider for a networked world. Visit CACI on the web at www.caci.com.

Forward Looking Statements

There are statements made herein which may not address historical facts and, therefore, could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: regional and national economic conditions in the United States and United Kingdom, (the UK economy is experiencing a downturn that affects the Registrant's UK operations) including conditions that result from terrorist activities or war; changes in interest rates; currency fluctuations; failure to achieve contract awards in connection with recompetes for present business and/or competition for new business; the risks and uncertainties associated with client interest in and purchases of new products and/or services; continued funding of U.S. Government or other public sector projects, particularly in the event of a priority need for funds, such as homeland security, the war on terrorism or rebuilding Iraq; government contract procurement (such as bid protest, small business set asides, etc.) and termination risks; the results of the amended appeal of CACI International Inc, ASBCA No. 53058; the financial condition of our clients; paradigm shifts in technology; competitive factors such as pricing pressures and competition to hire and retain employees; our ability to complete and successfully integrate acquisitions appropriate to achievement of our strategic plans; our ability to complete performance of fixed price contracts within contract value; material changes in laws or regulations applicable to our businesses, particularly legislation affecting (i) outsourcing of activities that have been performed by the government; and (ii) competition for task orders under Government Wide Acquisition Contracts ("GWACs") and/or schedule contracts with the General Services Administration; our own ability to achieve the objectives of near term or long range business plans; and other risks described in the Company's Securities and Exchange Commission filings.

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For investor information contact: David Dragics Vice President, Investor Relations (703) 841-7835 ddragics@caci.com	For other information contact: Jody Brown Senior Vice President, Public Relations (703) 841-7801 jbrown@caci.com